                                                                    Exhibit 23.5





Independent Auditors' Consent:

         We consent to the use in this Registration Statement of AES Eastern Energy, L.P. on Form S-4 of our report dated October 14, 1999, appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
McLean, VA
October 26, 1999